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                                                                    EXHIBIT 23.2






                         CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in the Form 8-K/A of Comerica Incorporated and subsidiaries, of our report dated January 26, 2001, relating to the consolidated balance sheets of Imperial Bancorp and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2000.



Los Angeles, California                                 KPMG LLP
June 6, 2001